Exhibit 10.4

TRIA BEAUTY, INC.

2012 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the Company’s business. The Plan permits the grant of Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Compensation Committee, except the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers, and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

(b) “Affiliate” means any corporation or other entity that stands in relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Sections 414(b) and 414(c) of the Code.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of the following:

(i) Options.

(ii) Stock Appreciation Rights.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

(i) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(j) “Company” means TRIA Beauty, Inc., a Delaware corporation, or any successor thereto.

(k) “Compensation Committee” means the Compensation Committee of the Board.

(l) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, in any case in which an Award constitutes or includes “nonqualified deferred compensation” subject to Section 409A of the Code would be payable by reason of Disability, the term “Disability” shall mean a disability described in Treasury Regulation Section 1.409A-3(i)(4)(i).

(o) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion and any such Exchange Program shall not require stockholder approval.

(r) “Existing Plan” means the Tria Beauty, Inc. 2004 Stock Plan (as amended November 12, 2008).

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined, consistent with the applicable requirements of Section 422 of the Code and Section 409A of the Code, as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an Nonstatutory Stock Option unless, as of the date of grant, it is expressly designated as an Incentive Stock Option.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means an option entitling the holder to acquire Shares upon payment of the exercise price pursuant to the Plan, which may either be an Incentive Stock Option or a Nonstatutory Stock Option.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means a person who is granted an Award under the Plan.

(z) “Performance Award” means an Award subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify as exempt performance-based compensation under Section 162(m) of the Code and Performance Awards that are not intended to so qualify.

(aa) “Performance Criteria” means specified criteria, other than the mere continuation of employment (or provision of services) or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Administrator may provide, in the case of any Award intended to qualify for such exception, that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

(bb) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(cc) “Plan” means this 2012 Equity Incentive Plan, as amended from time to time.

(dd) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ee) “Restricted Stock” means Shares subject to restrictions requiring that they be redelivered or offered for sale to the Company if specified conditions are not satisfied that are issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ff) “Restricted Stock Unit” means a Stock Unit that is, or as to which the delivery of Shares or cash in lieu of Shares is, subject to the satisfaction of specified performance or other vesting conditions.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Service Provider” means an Employee, Officer, Director or Consultant.

(ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 2 of the Plan.

(jj) “Stock Appreciation Right” means a right entitling the holder upon exercise to receive an amount (payable in cash or in Shares of equivalent value) equal to the excess of the Fair Market Value of the Shares subject to the right over the base value from which appreciation under the Stock Appreciation Right is to be measured.

(kk) “Stock Unit” means an unfunded and unsecured promise, denominated in Shares, to deliver Shares or cash measured by the value of Shares in the future.

(ll) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(mm) “Substitute Award” means equity awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition.

(nn) “Unrestricted Stock” means Shares not subject to any restrictions under the terms of an Award.

3. Limits on Awards Under the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be delivered in satisfaction of Awards under the Plan is 2,500,000 Shares, inclusive of 311,650 Shares that, as of the Registration Date, are available for grant under the Existing Plan that are hereby transferred to the Plan, and, in addition to the 2,500,000 shares, up to 500,000 Shares, if any, that may become available for grant under the Existing Plan after the Registration Date as a result of the repurchase, forfeiture, expiration or cancellation of awards under the Existing Plan.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased automatically on the first day of each calendar year beginning with the 2013 calendar year, in an amount equal to the least of (i) 2,000,000 Shares, (ii) four percent (4%) of the outstanding Shares on the last day of the immediately preceding calendar year or (iii) such number of Shares, if any, determined by the Board to the extent the Board takes action with respect to the foregoing (for the avoidance of doubt, if the Board does not take such action, the number of Shares shall be increased by the lesser of (i) and (ii)).

(c) Lapsed Awards. If all or a portion of an Award (i) expires or becomes unexercisable without having been exercised, (ii) is surrendered pursuant to an Exchange Program, or, (iii) is forfeited to or repurchased by the Company due to failure to vest, the underlying Shares which were subject thereto will become available again for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available again for future distribution under the Plan. For purposes of this Section 3, the number of Shares delivered in satisfaction of an Award will be determined net of Shares withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, to the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(e) Incentive Stock Options. Up to the total number of Shares set forth in Section 3(a) as increased by Section 3(b) may be issued in satisfaction of Incentive Stock Options, but nothing in this Section 3(e) shall be construed as requiring that any, or any fixed number of, Incentive Stock Options be awarded under the Plan. The limits set forth in this Section 3 shall be construed to comply with Section 422 of the Code.

(f) Substitute Awards. To the extent consistent with the requirements of Section 422 of the Code and other applicable requirements (including applicable stock exchange requirements), Shares issued under Substitute Awards shall not reduce the number of Shares available for Awards under the Plan. The Shares which may be delivered under Substitute Awards shall be in addition to the limitations set forth in this Section 3 on the number of shares available for issuance under the Plan, and such Substitute Awards shall not be subject to the per-Participant Award limits described in Section 3(g) below.

(g) Individual Limits. The maximum number of Shares for which Options may be granted to any person in any calendar year and the maximum number of Shares subject to Stock Appreciation Rights granted to any person in any calendar year will each be 2,000,000. The maximum number of Shares subject to other Awards granted to any person in any calendar year will be 1,000,000 Shares. In no event shall the maximum number of Shares granted to any person in a calendar year that are subject to Options, Stock Appreciation Rights or other Awards exceed 2,000,000 Shares. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

4. Administration of the Plan.

(a) Procedure.

(i) Section 162(m) of the Code. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a committee of the Board consisting of of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. Awards intended to be exempt from the limitations of Section 162(m) of the Code will not be required to comply with the provisions of this Section 4(a)(i) if and to the extent they are eligible (as determined by the Administrator) for exemption from such limitations by reason of the post-initial public offering transition relief set forth in Treasury Regulations Section 1.162-27(f).

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Securities Law. Each Compensation Committee member must be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the Securities and Exchange Commission and the applicable stock exchange on which Shares trade or are listed or quoted. For the avoidance of doubt and without limitation, the requirements of the preceding sentence will apply other than at such time as the Company is treated as a “controlled company” under applicable stock exchange listing rules.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Criteria), any vesting acceleration or waiver of forfeiture restrictions, whether Awards will be settled in cash or in Shares, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards (but not beyond the original term);

(x) to allow Participants to satisfy withholding tax requirements in such manner as prescribed in Section 13;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all parties.

5. Eligibility. The Administrator will select Participants from among those key Employees and Directors of, and Consultants to, the Company and its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility will be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for Incentive Stock Options is limited to Employees of the Company or of a Parent or Subsidiary. Eligibility for Options other than Incentive Stock Options is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).

6. Stock Options and Stock Appreciation Rights.

(a) Maximum Term. Options and Stock Appreciation Rights will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an Incentive Stock Option granted to a ten-percent stockholder within the meaning of Section 422(b)(6) of the Code); provided, however, that, if a Participant still holding an outstanding but unexercised Nonstatutory Stock Option or Stock Appreciation Right ten (10) years from the date of grant (or, in the case of an Nonstatutory Stock Option or Stock Appreciation Right with a maximum term of less than ten (10) years, such maximum term) and at such time is prohibited by Applicable Law or a written policy of the Company applicable to similarly situated employees from engaging in open-market sales of Shares, the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open-market sales.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price (or the base value from which appreciation is to be measured) of each Option and Stock Appreciation Right will be no less than 100% (or in the case of an Incentive Stock Option granted to a ten-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of the Shares subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(ii) Waiting Period and Exercise Dates. At the time an Option or Stock Appreciation Right is granted, the Administrator will fix the period within which the Award may be exercised and will determine any conditions that must be satisfied before the Award may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option or Stock Appreciation Right, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist of: (1) cash; (2) check; or (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Award will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (5) any combination of the foregoing methods of payment; or (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option or Stock Appreciation Right granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Award may not be exercised for a fraction of a Share. An Option or Stock Appreciation Right will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Award, and (2) full payment for the Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option or Stock Appreciation Right will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option or Stock Appreciation Right, notwithstanding the exercise of the Option or Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Option or Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, a vested Option or Stock Appreciation Right will remain exercisable for the lesser of (1) a period of three (3) months following the Participant’s termination or (2) the period ending on the latest date on which such Option or Stock Appreciation Right could have been exercised without regard to this Section 6(c)(ii), and will thereupon immediately terminate. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of the Award will be forfeited by the Participant.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, a vested Option or Stock Appreciation Right will remain exercisable for the lesser of (1) a period of twelve (12) months following the Participant’s termination or (2) the period ending on the latest date on which such Option or Stock Appreciation Right could have been exercised without regard to this Section 6(c)(iii), and will thereupon immediately terminate. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of the Award will be forfeited by the Participant.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option or Stock Appreciation Right may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option or Stock Appreciation Right may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right will remain exercisable for the lesser of (1) a period of twelve (12) months following Participant’s death or (2) the period ending on the latest date on which such Option or Stock Appreciation Right could have been exercised without regard to this Section 6(c)(iv), and will thereupon immediately terminate. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of the Award will be forfeited by the Participant.

7. Restricted Stock and Unrestricted Stock.

(a) Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock or Unrestricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Award Agreement. Each grant of Restricted Stock and Unrestricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock or Unrestricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited by the Participant and returned to the Company.

8. Stock Units and Restricted Stock Units.

(a) Grant. Stock Units and Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Stock Units or Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Shares or the amount of cash that will be distributed or paid out to the Participant with respect to Stock Units and Restricted Stock Units. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or provision of services), or any other basis determined by the Administrator in its discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(c) Form and Timing of Payment. Payment of Stock Units and vested Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle Stock Units and vested Restricted Stock Units in cash, Shares, or a combination of both.

(d) Cancellation. On the date set forth in the Award Agreement, all unvested Restricted Stock Units will be forfeited by the Participant.

9. Other Awards. The Administrator, in its sole discretion, may grant Awards, including Performance Awards, which shall be in such form, and dependent on such conditions, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine to whom and when Awards other than Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Stock Units, and Restricted Stock Units will be made, the number of Shares to be awarded under (or otherwise related to) such Awards, the Performance Criteria, if any, to which an Award is subject, whether such Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards not inconsistent with the terms of the Plan (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

10. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments; Covered Transactions.

(a) Adjustments.

(i) In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 3(a) that may be delivered under the Plan and to the maximum share limits described in Section 3(g) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(ii) The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Shares subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A of the Code. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(iii) The Administrator may also make adjustments of the type described in Section 12(a)(i) above to take into account distributions to stockholders other than those provided for in Section 12(b) and 12(a)(i), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of Incentive Stock Options under Section 422 of the Code, the requirements of Section 409A of the Code, and for the performance-based compensation rules of Section 162(m) of the Code, where applicable.

(b) Covered Transaction. Except as otherwise provided in an Award Agreement, the following provisions will apply in the event of a Covered Transaction:

(i) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (1) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (2) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(ii) Cash-Out of Awards. Subject to Section 12(d), the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (1) the Fair Market Value of one Share (as determined by the Administrator in its reasonable discretion) times the number of Shares subject to the Award or such portion, over (2) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an Stock Appreciation Right, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Administrator determines.

(iii) Acceleration of Certain Awards. Subject to Section 12(d), the Administrator may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any Shares remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the Shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(c) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (1) Awards assumed pursuant to Section 12(b)(i); and (2) outstanding shares of Restricted Stock (which will be treated in the same manner as other Shares, subject to Section 12(d)).

(d) Additional Limitations. Any Share and any cash or other property delivered pursuant to Section 12(b)(ii) or Section 12(b)(iii) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 12(b)(ii) or acceleration under Section 12(b)(iii) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Shares in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

13. Tax Withholding. The delivery, vesting and retention of Shares or cash pursuant to an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back Shares from an Award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

14. Section 162(m) of the Code. In the case of any Performance Award (other than an Option or Stock Appreciation Right) intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained. The preceding sentence will not apply to an Award eligible (as determined by the Administrator) for exemption from the limitations of Section 162(m) of the Code by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations.

15. Section 409A of the Code. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A of the Code or satisfies such requirements.

16. Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Shares (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 3). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, and such award is settled by the delivery of stock or another Award under the Plan, the applicable limitations of Section 162(m) of the Code under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the performance-based compensation exception under Section 162(m) of the Code with respect thereto.

17. Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Exchange Act or any stock exchange or similar rule adopted under said Section.

18. No Effect on Employment or Service; Rights Limited. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of the Participant ceases to be a Service Provider for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 21 of the Plan.

21. Amendment and Termination of the Plan. The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. In furtherance of the foregoing, the Administrator may, without stockholder approval, amend any outstanding Award requiring exercise to provide an exercise price (or base value, in the case of an Stock Appreciation Right) per share that is lower than the then-current exercise price (or base value) per share of such outstanding Award (but not lower than the exercise price or base value at which a new Award of the same type could be granted on the date of such amendment). Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until the Company is satisfied that the issuance and delivery of such Shares will comply with Applicable Laws and the delivery of Shares will be further subject to the approval of counsel for the Company with respect to such compliance. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.